UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 9, 2004

T. Rowe Price Group, Inc.

(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	000-32191 (Commission File Number)	52-2264646 (IRS Employer Identification No.)

100 East Pratt Street, Baltimore, Maryland 21202

(Address of principal executive offices) (ZIP Code)

Registrant’s telephone number, including area code: (410) 345-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(d) On September 9, 2004 our Board of Directors elected J. Alfred Broaddus, Jr. as an independent director to serve until our 2005 annual stockholders’ meeting and until his successor is elected and qualified. Mr. Broaddus fills a new Board seat created by our Directors in accordance with our Amended and Restated By-Laws, and will serve on the Executive Compensation Committee. The Nominating and Corporate Governance Committee of our Board of Directors recommended the appointment of Mr. Broaddus as an independent Board member. In connection with his election to our Board, we granted Mr. Broaddus non-qualified stock options to purchase 10,000 shares of our common stock, par value $0.20 per share. Pursuant to our 1998 Director Stock Option Plan, as amended and restated effective April 7, 2004, the options will vest in full on September 9, 2005 and have an exercise price of $49.63 per share.

Mr. Broaddus is a former president of the Federal Reserve Bank of Richmond, from which he retired in August 2004, and is a member of the American Economic Association and the National Association of Business Economists. He also serves on the board of directors of three other public companies: medical/surgical supplies distributor Owens & Minor, Inc.; specialty chemicals producer Albemarle Corporation; and specialty insurer Markel Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

T. Rowe Price Group, Inc.

/s/ George A. Roche

Name: Title:	George A. Roche Chairman and President

Date: September 15, 2004